UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 6, 2008 (October 31, 2008)

EQUITABLE RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

1-3551	25-0464690
(Commission File Number)	(IRS Employer Identification No.)

225 North Shore Drive, Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(412) 553-5700

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joseph E. O’Brien, Senior Vice President, of Equitable Resources, Inc. (the “Company”) will retire from the Company effective January 2, 2009.  On October 31, 2008, the Company and Mr. O’Brien entered into a new employment agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.   Pursuant to its terms, Mr. O’Brien will continue to serve as Senior Vice President of the Company until his retirement.

The employment agreement covers, among other things, the treatment of Mr. O’Brien’s 2008 salary, bonus and benefits and previously granted awards under the Company’s executive compensation arrangements. The new employment agreement also terminates Mr. O’Brien’s existing change in control agreement.  Mr. O’Brien remains subject to non-competition, non-solicitation and confidentiality obligations to the Company.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated October 31, 2008 between Equitable Resources, Inc. and Joseph E. O’Brien.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

	By:	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and
Chief Financial Officer

Date: November 6, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated October 31, 2008 between Equitable Resources, Inc. and Joseph E. O’Brien.